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                                                                   Exhibit 10.10

QUALITY DISTRIBUTION

January 13, 2000

Charles J. O'Brien, Jr.
1002 Harbour Island
Bldg. #1407
Tampa, FL 33602

Dear Sir:

This letter will supplement and amend the Employment Agreement dated February 10, 1998 between you and Montgomery Tank Lines, Inc. (the "Employment Agreement").

1.       Section 2: Term - shall be replaced with the following:

Subject to the provisions for earlier termination as herein provided, the employment of the Executive hereunder will be for a period of time (the "Employment Period") commencing on January 1, 2000 and ending on December 31, 2001. In addition to the compensation payable on termination pursuant to Section 6, the Executive shall receive salary on the normal pay cycle for six months after the Employment Period if the termination occurs on June 30, 2001 or thereafter.

By mutual agreement between the Company and the Executive, the employment period can be extended.

2. Section 3: Duties & Responsibilities - shall be replaced with the following:

         (a) The Executive title will be changed to Chairman of the Board, Quality Distribution, Inc.

         (b) The Executive will have primary responsibility for new business development in the following areas:

                  1. Acquisitions
                  2. Affiliate Recruiting
                  3. Cryogenic Business Development
                  4. Levy Petroleum
                  5. CMSIBulknet.com
                  6. Glass Division


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Charles J. O'Brien, Jr.
January 13, 2000
Page 2

                  The Board of Directors of the Company ("the Board") may assign additional duties and responsibilities to the Executive that are reasonably acceptable to the Executive.

                  The Executive shall devote attention and energy during the Employment Period (subject to sick leave and vacation time taken in accordance with Company policy) to the business of the Company, and at all times the Executive shall use his best efforts to serve and advance the business of the Company. During the Employment Period, the Executive will not be engaged in any other business activity which, in the reasonable judgment of the Board or its designee, conflicts with the duties of the Executive hereunder, except for passive investments permitted under Section 7(a)(i) of the Employment Agreement.

3.       Section 4: Compensation and Benefits

         4(a): Base Salary - shall be revised to reflect an annual base salary of $100,000.00 payable in accordance with the Company's normal payroll policy.

         4(b): Bonus - Target bonus levels will remain the same, but guidelines for payment shall be modified to reflect that the performance criteria for payment of bonus will be based on the redefined duties and responsibilities listed in Section 3(b) and how well each of the six defined areas perform.

         4(c):    BENEFITS - UNCHANGED

         4(d):    OPTIONS - shall be replaced with the following:

         1. Executive has potentially vested options to purchase 8,250 shares of the Company's Common Stock. 4,125 of those shares have already vested. Based on Executive's service through the date of this letter, 4,125 of those shares could potentially vest based on performance.

         2. From January 1, 2000 through December 31, 2001, the Executive could Potentially vest options to purchase an additional 5,500 shares. 2,750 Shares will vest based on Executive's service through December 31, 2001 (687.5 shares through June 30, 2000; 1,375 shares through June 20, 2001; and 687.5 shares through December 31; 2001), and 2,750 shares Will be based on performance.


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Charles J. O'Brien, Jr.
January 13, 2000
Page 3

                  Performance vesting will be dependent on the same performance criteria as other option holders and in accordance with the Option Plan.

         3. 8,250 options will be returned to the Company effective January 1, 2000.

                  The Executive will retain all vested options and not be forced to exercise until the sooner of (a) the Executive exercises his "Sale Right" described in Section 8 of the Shareholders' Agreement dated as of February 10, 1998 giving the Company and certain shareholders of the Company (the "Shareholders' Agreement") sale rights, or ((b) the Executive retires from the QDI Board.

                  At any time, should the Executive decide that he wishes to discontinue working, and then the remaining options available to be vested in Item 2 above would cease.

                  All provisions of the Option Agreement, Shareholder Agreement and Employment Agreement remain in place unless specifically modified above.

To evidence your agreement with the foregoing, please execute in the space provided below and return said executed counterpart to us whereupon the Employment Agreement shall be supplemented and amended as provided above and this letter shall be a binding agreement between us effective as of the date of this letter.

Very truly yours,

QUALITY DISTRIBUTION, INC.



By: /s/ THOMAS L. FINKBINER
   ------------------------
   Thomas L. Finkbiner
   Chief Executive Officer

                                             AGREED AND ACCEPTED:



                                             By: /s/ CHARLES J. O'BRIEN, JR.
                                                ----------------------------
                                                Charles J. O'Brien, Jr.
                                                Chairman of the Board